EXHIBIT 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117930 on PG&E Corporation Form S-8 of our reports dated June 26, 2008, relating to the 2007 financial statements of PG&E Corporation Retirement Savings Plan and PG&E Corporation Retirement Savings Plan for Union-Represented Employees, incorporated by reference in these Annual Reports on Form 11-K of PG&E Corporation Retirement Savings Plan (including the PG&E Corporation Retirement Savings Plan for Union-Represented Employees) for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

San Francisco, California
June 24, 2009